STONEGATE MORTGAGE CORPORATION REPORTS SECOND QUARTER 2014
FINANCIAL RESULTS

Indianapolis, Ind. - August 7, 2014 - Stonegate Mortgage Corporation ("Stonegate Mortgage" or the "Company") (NYSE: SGM), a leading, non-bank mortgage company focused on originating, financing and servicing U.S. residential mortgage loans, today reported results for the quarter ended June 30, 2014.

"We are very pleased with the operational and financial results produced by Stonegate during the second quarter" said Jim Cutillo, Chief Executive Officer of Stonegate Mortgage. "Our commitment to growing our retail and wholesale channels has started to flow through the income statement as gain on sale margins continued to improve during the quarter while primary-secondary spreads in the market remained stable. Our other strategic focuses of growing NattyMac and non-agency also continue to provide improving results."

The Company's servicing portfolio, as measured by unpaid principal balance ("UPB"), ended the second quarter 2014 at $16.7 billion, an increase of 40% from the ending fourth quarter 2013 UPB of $11.9 billion, and up 121% over the ending second quarter 2013 UPB of $7.6 billion.

Mortgage loan origination volume grew 37% to $3.3 billion during the second quarter of 2014 compared to $2.4 billion in originations in the first quarter of 2014 and grew 59% from origination volume of $2.1 billion in the second quarter of 2013. Six months ended 2014 mortgage loan origination volume grew 44% to $5.7 billion compared to $4.0 billion in originations for the six months ended 2013.

"The strong origination volume growth and 23 basis point improvement in gain on sale margins resulted in strong top line growth" said Rob Eastep, Chief Financial Officer of Stonegate Mortgage. "The fee income generated from our growing servicing portfolio and NattyMac are also providing a stable source of revenue. Just as important to our revenue growth was our improvement in non-interest expenses in basis points of origination volume as more revenue is flowing through to the bottom line."

Revenues increased 50% to $57.6 million in the second quarter of 2014 from $38.3 million in the first quarter of 2014 and were up 33% from $43.4 million in the second quarter of 2013, primarily due to increases in gains on mortgage loans held for sale, interest income, loan servicing fees, and loan origination and other loan fees, partially offset by a decrease in the fair value of mortgage servicing rights ("MSRs"). Revenues increased 17% to $95.9 million for the six months ended 2014 from $82.2 for the six months ended 2013.

Net income for the second quarter 2014 was $0.3 million, or $0.01 per diluted share, compared to net loss of $7.9 million, or $0.31 per diluted share, in the first quarter of 2014 and net income of $9.1 million, or $0.63 per diluted share in the second quarter of 2013. Net loss for the six months ended 2014 was $7.6 million, or $0.30 per diluted share, compared to net income of $18.9 million, or $1.46 per diluted share for the six months ended 2013.

Adjusted net income1 was $7.4 million, or $0.29 per diluted share1, for the second quarter 2014, after excluding pre-tax non-cash mortgage servicing rights valuation adjustments of $10.7 million and adding certain other pre-tax non-cash expense items and other non-routine expenses totaling $0.9 million. Adjusted net income was $3.4 million, or $0.13 per diluted share, for the first quarter of 2014 and $6.7 million, or $0.46 per diluted share, for the second quarter 2013. Six months ended June 30, 2014 adjusted net income was $10.8 million , or $0.42 per diluted share. Six months ended June 30, 2013 adjusted net income was $12.8 million, or $1.00 per diluted share. Refer to page 7 for a reconciliation to the most directly comparable measures calculated in accordance with GAAP.

1 Adjusted net income and adjusted diluted earnings per share are considered non-GAAP financial measures. These non-GAAP financial measures are performance measures and are presented to provide additional information about our core operations. See page 7 of this release for a discussion of the use of these non-GAAP measures and a reconciliation of each of these non-GAAP measures to the most comparable measure prepared in accordance with GAAP.

Recent Developments

July 2014 Key Operating Highlights

•
Average mortgage loans locked per business day decreased 14% to $62.8 million during the month of July 2014, compared with average locks per business day of $72.8 million during the second quarter of 2014.

•	Retail locks per day grew 18% in July to $11.4 million to represent 18% of total lock volume, compared to 13% of total lock volume during the second quarter of 2014.

•	Wholesale locks per day declined 7% in July to $16.0 million to represent 26% of total lock volume, compared to 24% of total lock volume during the second quarter of 2014.

Conference Call and Webcast

The Company will host a conference call today, August 7, 2014, at 11:00 a.m. EDT in which management will discuss the second quarter earnings results.

To access the call please dial (877) 303-5863 from the United States, or (678) 304-6908 from outside the U.S. The conference call I.D. number is 66099592. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through September 7, 2014 by dialing (855) 859-2056 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 66099592.

This call will also be available as a live webcast which can be accessed at Stonegate Mortgage's Investor Relations Website at http://investors.stonegatemtg.com/. Presentation materials for the call will also be available on the Company's Investor Relations Website at http://investors.stonegatemtg.com/.

About Stonegate Mortgage Corporation

Founded in 2005, Stonegate Mortgage Corporation (NYSE: SGM) is a leading, publicly traded, non-bank mortgage company that originates, finances and services agency and non-agency residential mortgages through its network of retail offices and approved third party originators. Stonegate Mortgage also provides financing through its fully integrated warehouse lending platform, NattyMac. Stonegate Mortgage’s operational excellence, financial strength, dedication to customer service and commitment to technology have positioned the firm as a leading provider in the emerging housing finance market.

For more information on Stonegate Mortgage Corporation, please visit www.stonegatemtg.com.

Stonegate Mortgage Corporation
Key Operating Statistics
(Unaudited)

	Three Months Ended			Six Months Ended
(In millions)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Origination volume by channel:
Retail	$469.7	$260.9	$194.1	$730.6	$344.4
Wholesale	729.9	422.2	401.3	1,152.1	797.8
Correspondent	2,107.9	1,738.8	1,489.4	3,846.7	2,842.3
Total origination volume	$3,307.5	$2,421.9	$2,084.8	$5,729.4	$3,984.5

Average origination volume per business day	$51.7	$39.7	$32.6	$45.8	$31.9

Mortgage loan locks volume:
Mortgage loans locked	$4,660.7	$3,464.5	$2,800.0	$8,125.2	$5,334.0
Average mortgage loans locked per business day	$72.8	$55.0	$43.8	$65.0	$42.7

	As of
	June 30, 2014	December 31, 2013	June 30, 2013
Servicing portfolio	$16,739.5	$11,923.5	$7,588.3

Stonegate Mortgage Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues
Gains on mortgage loans held for sale	$46,548	28,631	$24,378	$75,179	$48,582
Changes in mortgage servicing rights valuation	(15,364)	(10,658)	5,460	(26,022)	9,550
Loan origination and other loan fees	6,731	5,077	5,350	11,808	9,998
Loan servicing fees	10,790	9,174	5,239	19,965	8,358
Interest income	8,918	6,077	2,926	14,994	5,747
Total revenues	57,623	38,301	43,353	95,924	82,235

Expenses
Salaries, commissions and benefits	35,144	33,420	17,634	68,563	32,127
General and administrative expense	9,215	8,209	5,293	17,424	8,895
Interest expense	6,263	3,813	4,602	10,075	7,675
Occupancy, equipment and communication	4,762	4,141	1,638	8,904	3,123
Provision for mortgage repurchases and indemnifications-change in estimate	509	395	(1,028)	904	(1,028)
Depreciation and amortization expense	1,193	1,083	529	2,276	913
Loss on disposal of property and equipment	131	91	—	223	—
Total expenses	57,217	51,152	28,668	108,369	51,705

Income (loss) before income tax expense	406	(12,851)	14,685	(12,445)	30,530
Income tax expense (benefit)	138	(4,967)	5,550	(4,829)	11,680
Net income (loss)	268	(7,884)	9,135	(7,616)	18,850
Less: preferred stock dividends	—	—	(8)	—	(27)
Net income (loss) attributable to common stockholders	$268	$(7,884)	$9,127	$(7,616)	$18,823

Earnings (loss) per share
Basic	$0.01	$(0.31)	$0.86	$(0.30)	$2.80

Diluted	$0.01	$(0.31)	$0.63	$(0.30)	$1.46

Stonegate Mortgage Corporation
Consolidated Balance Sheets
(Unaudited)

(In thousands, except share and per share data)	June 30, 2014	December 31, 2013

Assets
Cash and cash equivalents	$25,150	$43,104
Restricted cash	9,959	730
Mortgage loans held for sale, at fair value	1,136,838	683,080
Servicing advances	3,912	4,177
Derivative assets	39,632	19,673
Mortgage servicing rights, at fair value	217,493	170,294
Property and equipment, net	13,470	12,640
Goodwill	4,265	3,638
Intangible assets, net	4,924	5,434
Investment in closely held entity, at cost	240	440
Loans eligible for repurchase from GNMA	56,507	26,268
Warehouse lending receivables	52,141	12,089
Subordinated loan receivable	9,000	—
Other assets	12,441	8,322
Total assets	$1,585,972	$989,889

Liabilities and stockholders' equity
Liabilities
Secured borrowings	$584,723	$342,393
Mortgage repurchase borrowings	521,669	223,113
Warehouse lines of credit	993	7,056
Operating lines of credit	11,853	6,499
Accounts payable and accrued expenses	41,117	37,052
Derivative liabilities	34,996	3,520
Reserve for mortgage repurchases and indemnifications	4,787	3,709
Due to related parties	—	608
Contingent earn-out liabilities	4,184	3,791
Liability for loans eligible for repurchase from GNMA	56,507	26,268
Deferred income tax liabilities, net	23,488	28,379
Total liabilities	1,284,317	682,388

Stockholders' equity
Common stock, par value $0.01, shares authorized - 100,000,000; shares issued and outstanding - 25,048,599 and 25,769,236	264	264
Additional paid-in capital	265,600	263,830
Retained earnings	35,791	43,407
Total stockholders' equity	301,655	307,501
Total liabilities and stockholders' equity	$1,585,972	$989,889

Stonegate Mortgage Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2014	2013
Operating Activities
Net (loss) income	$(7,616)	$18,850
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization expense	2,276	913
Loss on disposal of property and equipment	223	—
Amortization of debt discount	—	1,522
Forgiveness of note receivable from stockholder	—	214
Gains on mortgage loans held for sale	(75,179)	(48,582)
Changes in mortgage servicing rights valuation	26,022	(9,550)
Provision for reserve for mortgage repurchases and indemnifications - change in estimate	904	(1,028)
Stock-based compensation expense	1,770	913
Deferred income tax (benefit) expense	(4,829)	11,680
Changes in contingent earn-out liabilities	(142)	65
Proceeds from sales and principal payments of mortgage loans held for sale	5,291,372	3,767,169
Originations and purchases of mortgage loans held for sale	(5,729,310)	(3,984,743)
Repurchase and indemnifications of previously sold loans	(486)	—
Changes in operating assets and liabilities:
Restricted cash	(9,229)	945
Servicing advances	265	(311)
Warehouse lending receivables	(40,052)	—
Other assets	(4,025)	(897)
Accounts payable and accrued expenses	3,953	25,293
Reserve for mortgage repurchases and indemnification	—	(38)
Due to related parties	(608)	234
Net cash used in operating activities	(544,691)	(217,351)

Investing activities
Subordinated loan receivable	(9,000)	—
Purchases of property and equipment	(2,629)	(3,021)
Purchase of assets in a business combination	(258)	—
Purchase of mortgage servicing rights	(1,685)	—
Repayment of notes receivable from stockholder	—	8
Net cash used in investing activities	(13,572)	(3,013)

Financing activities
Proceeds from borrowings under mortgage funding arrangements and operating lines of credit	18,057,080	8,772,156
Repayments from borrowings under mortgage funding arrangements and operating lines of credit	(17,516,703)	(8,639,889)
Payments of contingent earn-out liabilities	(68)	—
Proceeds from borrowing from stockholder	—	10,000
Repayment of borrowing from stockholder	—	(4,345)
Payments of capital lease obligations	—	(14)
Net proceeds from issuance of common stock	—	101,645
Payment of equity issuance costs	—	(2,662)
Payment of preferred stock dividends	—	(27)
Net cash provided by financing activities	540,309	236,864

Change in cash and cash equivalents	(17,954)	16,500
Cash and cash equivalents at beginning of period	43,104	15,056
Cash and cash equivalents at end of period	$25,150	$31,556

Stonegate Mortgage Corporation
GAAP Reconciliation
(Unaudited)

We calculate adjusted net income and adjusted diluted earnings per share as performance measures, which are considered non-GAAP financial measures, to further aid our investors in understanding and analyzing our core operating results and comparing them among periods. Adjusted net income and adjusted diluted earnings per share exclude certain items that we do not consider part of our core operating results, including changes in valuation inputs and assumptions on our MSRs, stock-based compensation expenses, ramp-up and other non-routine expenses associated primarily with our acquired Nationstar business and acquisition related costs. Ramp-up costs include the advance hiring of servicing and originations staff, recruiting expenses, travel, licensing and legal expenses. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for total revenues, income before income taxes, net income or diluted EPS prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. These non-GAAP financial measures are performance measures and are presented to provide additional information about our core operations.

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income (loss)	$268	$(7,884)	$9,135	$(7,616)	$18,850
Adjustments:
Changes in valuation inputs and assumptions on MSRs	10,712	7,931	(7,629)	18,643	(13,519)
Stock-based compensation expense	871	899	906	1,770	913
Other non-routine expenses	—	9,593	2,864	9,593	2,900
Acquisition related costs	—	49	—	49	—
Tax effect of adjustments	(4,494)	(7,149)	1,459	(11,661)	3,669
Adjusted net income	$7,357	$3,439	$6,735	$10,778	$12,813

Diluted earnings (loss) per share	$0.01	$(0.31)	$0.63	$(0.30)	$1.46
Adjustments:
Changes in valuation inputs and assumptions on MSRs	0.42	0.31	(0.53)	0.72	(1.05)
Stock-based compensation expense	0.03	0.04	0.06	0.07	0.06
Other non-routine expenses	—	0.37	0.20	0.37	0.23
Acquisition related costs	—	—	—	—	—
Tax effect of adjustments	(0.17)	(0.28)	0.10	(0.44)	0.30
Adjusted diluted earnings per share	$0.29	$0.13	$0.46	$0.42	$1.00

Forward Looking Statements

Various statements contained in this earnings release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward- looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this earnings release speak only as of the date of this earnings release; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed in the “Risk Factors” section within our 2013 Annual Report on Form 10-K filed on March 14, 2014, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Media:
Sloane & Company (on behalf of Stonegate Mortgage Corporation)
Whit Clay
W: 212-446-1864
wclay@sloanepr.com
or
Investor:
Stonegate Mortgage Corporation
Michael McFadden
W: 317-663-5904
michael.mcfadden@stonegatemtg.com